SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

       Date of Report (Date of earliest event reported) February 16, 2001

                               EP MedSystems, Inc.
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             (Exact name of registrant as specified in its charter)

                         Commission file number 0-28260

                New Jersey                                22-3212190
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      (State or other jurisdiction                      (IRS Employer
            of incorporation)                         Identification No.)

100 Stierli Court, Mount Arlington, New Jersey              07865
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 (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number: (973) 398-2800

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Proposed Sale and Issuance of Shares of Common Stock and Warrants of EP MedSystems, Inc.

      On February 16, 2001, EP MedSystems, Inc. entered into a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") with two investors providing for the sale and issuance of up to 1,625,000 shares of common stock and warrants for 812,500 additional shares of common stock (the "Private Placement Financing"). The purchase price for the securities is $1.99 per share of common stock and $0.02 per warrant share for an aggregate purchase price of $3,250,000 without giving effect to the possible exercise of the warrants at an exercise price of $4.00 per share, subject to adjustment. Consummation of the Private Placement Financing is subject to satisfaction of certain conditions including the receipt of shareholder approval as required by Nasdaq National Martket listing requirements. The closing of the Private Placement Financing would be expected to occur within 5 days of receiving shareholder approval, assuming such approval is obtained and provided all other conditions to closing are met on or before April 30, 2001. The securities to be issued in connection with the Private Placement Financing initially will not be registered under the Securities Act of 1933, as amended, for a period of at least one year and, as such, may not be offered or sold absent registration or an applicable exemption from registration. The terms of the Private Placement Financing require the Company to grant registration rights to the investors in the financing under certain circumstances after the first anniversary of the closing.

      The primary investor in the Private Placement Financing, purchasing 1,500,000 shares of common stock and warrants for 750,000 additional shares, is Cardiac Capital, LLC, a Georgia limited liability company of which David A. Jenkins, the Company's Chairman of the Board, President and Chief Executive Officer and a shareholder of the Company, is a 50% owner. The Purchase Agreement provides that, so long as Cardiac Capital, LLC owns at least 400,000 shares of common stock of EP MedSystems (or securities convertible into such 400,000 shares), Cardiac Capital, LLC shall have the right to designate one representative to be appointed as a member of the Board of Directors of the Company, and EP MedSystems must use its best efforts to take all actions necessary to cause such designated nominee to be elected to the Board of Directors. Currently, the number of directors comprising our Board has been set by the Board at 4 directors. This conditional obligation is currently intended to be met by the Board by increasing the number of directors comprising our Board to 5 directors and appointing the designated nominee of Cardiac Capital to the vacant seat.

      In addition, pursuant to a letter agreement among Mr. Jenkins, the other investor in Cardiac Capital, LLC and the Company, Mr. Jenkins has further agreed, among other things, to vote all shares owned by him in favor of all actions necessary to cause the Company's Board of Directors to include Cardiac Capital's designated nominee and to use his best efforts to cause shares owned by his spouse, children and any trust for the benefit of any of them to be so voted. Additionally, Mr. Jenkins has agreed that, for a period of one year from the closing of the Private Placement Financing, he will not sell any of his previously owned shares of the Company's common stock.

      For additional information regarding the Private Placement Financing, please refer to the exhibits included as part of this Current Report on Form 8-K.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits. The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EP MEDSYSTEMS, INC.


Dated: February 23, 2001              By: /s/ Joseph M. Turner
                                      -------------------------
                                      Joseph M. Turner
                                      Vice President and Chief Financial Officer


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                                INDEX TO EXHIBITS

Exhibit Number    Description
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4.1               Form of Common Stock and Warrant Purchase Agreement between EP
                  MedSystems, Inc. and the Purchasers, dated as of February 16, 2001 (including Exhibit A: Form of Registration Rights
                  Agreement and Exhibit B: Form of Warrant).

99.1              Press Release dated February 16, 2001


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